CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 for the Century II Alliance individual flexible premium variable life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 333-49000). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By: /s/ W. Thomas Conner
                                             ---------------------------
                                                 W. Thomas Conner

Washington, D.C.
April 28, 2005